Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No. 333-203055) on Form S-8 of ADDvantage Technologies Group, Inc. of our report dated December 15, 2015, relating to our audit of the consolidated financial statements and the financial statement schedules, which appear in this Annual Report on Form 10-K of ADDvantage Technologies Group, Inc. for the year ended September 30, 2015.

/s/ HoganTaylor LLP
December 15, 2015